EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, April 22, 2021

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com
SUMMIT FINANCIAL GROUP REPORTS RECORD QUARTERLY EPS AND NET INCOME
Q1 2021 Diluted EPS $0.80 compared to $0.79 for Q4 2020 and $0.35 for Q1 2020
MOOREFIELD, WV – April 22, 2021 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported first quarter 2021 net income of $10.4 million, or $0.80 per diluted share, both representing a quarterly record. In comparison, earnings for fourth quarter 2020 were $10.3 million, or $0.79 per diluted share, and for first quarter 2020 were $4.51 million, or $0.35 per diluted share.
H. Charles Maddy, III, President and Chief Executive Officer commented, “For the second consecutive quarter, Summit achieved both record quarterly earnings per share and net income in Q1 2021. I am particularly pleased by our continued strong core operating performance, highlighted by our strong year-over-year growth in revenue, all while maintaining a relatively stable net interest margin and well-controlled noninterest expenses. Such results serve to validate not only our core growth strategies, but our ability to remain disciplined despite somewhat challenging economic conditions. I am inspired by our gaining momentum towards our goal to be a consistently growing, high-performing community banking institution.”

Highlights for Q1 2021
•Net interest income was nearly unchanged compared to Q4 2020, despite Q1 2021 having two less days than Q4 2020, and increased 22.4 percent year over year, primarily due to loan growth and lower funding costs.
•Net interest margin in Q1 2021 decreased 11 basis points to 3.65 percent as compared to the linked quarter, as yield on interest earning assets decreased 20 basis points while the cost of deposits and other funding declined 10 basis points.
•Excluding mortgage warehouse lines of credit and PPP loans, loan balances increased a net $135.8 million during the quarter.
•Recorded provision for credit losses of $1.50 million in Q1 2021 compared to $3.00 million in Q4 2020 and $5.25 million in Q1 2020; our increased credit provisions in 2020 were principally due to the estimated potential future economic impact of the COVID-19 crisis.

•Efficiency ratio was 49.79 percent compared to 49.38 percent in the linked quarter and 51.41 percent for Q1 2020.
•Net foreclosed properties expenses decreased to $227,000 in Q1 2021 compared to $676,000 in Q4 2020, as net losses on sales of foreclosed properties in Q1 2021 totaled $113,000 compared to $489,000 in Q4 2020, and write downs of foreclosed properties to estimated fair values totaled $23,000 in Q1 2021 compared to $64,000 in Q4 2020. During Q1 2020, such write downs totaled $946,000 and realized net gains were $61,000.
•Realized $476,000 securities gains in Q1 2021 compared to $912,000 in the linked quarter and $1.04 million in Q1 2020.
•Nonperforming assets as a percentage of total assets increased slightly to 1.21 percent compared to 1.16 percent for the linked quarter and 1.16 percent at first quarter end 2020.
Results from Operations
Total revenue for first quarter 2021, consisting of net interest income and noninterest income, increased 20.4 percent to $31.2 million, which included $476,000 in realized securities gains, compared to $25.9 million for first quarter 2020.
For the first quarter of 2021, net interest income was $26.3 million, an increase of 22.4 percent from the $21.4 million reported in the prior-year first quarter and remained nearly unchanged compared to the linked quarter. The net interest margin for first quarter 2021 was 3.65 percent compared to 3.76 percent for both the linked quarter and the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.60 percent for Q1 2021, 3.70 percent for Q4 2020 and 3.70 percent for Q1 2020.
Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for first quarter 2021 was $4.97 million compared to $5.78 million for the linked quarter and $4.50 million for the comparable period of 2020, which included realized securities gains of $476,000 in Q1 2021, $912,000 in the linked quarter and $1.04 million in Q1 2020. Excluding realized securities gains, noninterest income was $4.50 million for first quarter 2021 and $3.46 million for first quarter 2020. Mortgage origination revenue was $998,000 in Q1 2021 compared to $1.16 million for Q4 2020 and $214,000 in Q1 2020 due to higher volumes of secondary market loans driven primarily by historically low interest rates.

We recorded a $1.50 million provision for credit losses during first quarter 2021 compared to $3.00 million for the linked quarter and $5.25 million in Q1 2020.
Q1 2021 total noninterest expense decreased 1.0 percent to $16.4 million compared to the linked quarter and increased 9.6 percent compared to $15.0 million for the prior-year first quarter. This year-over-year increase resulted primarily due to the acquisition of Cornerstone, MVB Bank branches and WinFirst during 2020. Additionally, other significant factors contributing to the changes in total noninterest expense period over period are as follows: decreased write downs of foreclosed properties to estimated fair values totaling $23,000 in Q1 2021 compared to $64,000 in Q4 2020 and $946,000 in Q1 2020, net losses on sales of foreclosed properties in Q1 2021 of $113,000 compared to $489,000 in Q4 2020 and net gains of $61,000 during Q1 2020 and deferred director compensation expense totaling $236,000 in Q1 2021, compared to $571,000 in Q4 2020 and income of $483,000 in Q1 2020.
Balance Sheet
At March 31, 2021, total assets were $3.25 billion, an increase of $141.8 million, or 4.6 percent since December 31, 2020. Total loans, net of unearned fees and allowance for loan losses, were $2.42 billion at March 31, 2021, up $38.1 million, or 1.6 percent, from the $2.38 billion reported at year-end 2020. Loans, excluding mortgage warehouse lines of credit and PPP loans, increased $135.8 million during the quarter, or 26.0 percent (annualized), while net mortgage warehouse lines and PPP loans decreased $83.2 million and $12.6 million, respectively.
At March 31, 2021, core deposits were $2.61 billion, an increase of $149.8 million, or 6.1 percent, since year end 2020. During Q1 2021, checking deposits increased $118.5 million or 8.6 percent, core time deposits declined by $4.0 million or 0.9 percent and savings deposits increased $35.3 million or 5.7 percent.
Shareholders’ equity was $293.4 million as of March 31, 2021 compared to $281.6 million at December 31, 2020.
Tangible book value per common share increased to $18.47 as of March 31, 2021 compared to $17.50 at December 31, 2020 and $17.17 at March 31, 2020. Summit had 12,950,714 outstanding common shares at Q1 2021 quarter end compared to 12,942,004 at year end 2020.
As announced in Q1 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During Q1 2021, no shares of our common stock were repurchased under the Plan.

Asset Quality
We incurred net loan charge-offs of $189,000 in first quarter 2021 (0.03 percent of average loans annualized), compared to fourth quarter 2020 net loan charge-offs of $239,000 while $1.99 million and $2.34 million were added to the allowance for loan credit losses through the provision for credit losses during Q1 2021 and Q4 2020, respectively. The allowance for loan credit losses stood at 1.39 percent of total loans as of March 31, 2021, compared to 1.34 percent at year-end 2020.
During Q1 2021, we decreased our allowance for credit losses on unfunded loan commitments $485,000 primarily due to an improved economic forecast and during Q4 2020, we added $665,000 through the provision for credit losses.
As of March 31, 2021, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $39.3 million, or 1.21 percent of assets, which included a $3.3 million downgraded client relationship in the hospitality industry, compared to NPAs of $35.9 million, or 1.16 percent of assets at the linked quarter-end and $29.1 million, or 1.16 percent of assets at the end first quarter 2020. The Q1 2021 increase was partially offset by sales of $1.67 million of foreclosed properties during the quarter.
The following tables summarize the aggregate balances of loans the Company has modified as result of the COVID-19 pandemic as of March 31, 2021 and December 31, 2020 classified by types of loans and impacted borrowers.

		Loan Balances Modified Due to COVID-19 as of 3/31/2021
Dollars in thousands	Total Loan Balance as of 3/31/2021	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$123,829	$14,546	$9,154	$23,700	19.1%
Non-Owner Occupied Retail Stores	146,837	7,223	—	7,223	4.9%
Owner-Occupied Retail Stores	143,246	—	—	—	—%
Restaurants	8,192	—	—	—	—%
Oil & Gas Industry	16,831	—	—	—	—%
Other Commercial Loans	1,235,204	—	581	581	—%
Total Commercial Loans	1,674,139	21,769	9,735	31,504	1.9%
Residential 1-4 Family Personal	292,846	12	2,282	2,294	0.8%
Residential 1-4 Family Rentals	184,108	—	—	—	—%
Home Equity Loans	77,684	—	—	—	—%
Total Residential Real Estate Loans	554,638	12	2,282	2,294	0.4%
Consumer Loans	32,924	—	76	76	0.2%
Mortgage Warehouse Loans	187,995	—	—	—	—%
Credit Cards and Overdrafts	2,375	—	—	—	—%
Total Loans	$2,452,071	$21,781	$12,093	$33,874	1.4%

		Loan Balances Modified Due to COVID-19 as of 12/31/2020
Dollars in thousands	Total Loan Balance as of 12/31/2020	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$121,502	$40,513	$12,930	$53,443	44.0%
Non-Owner Occupied Retail Stores	135,405	7,223	447	7,670	5.7%
Owner-Occupied Retail Stores	126,451	2,317	1,246	3,563	2.8%
Restaurants	7,481	—	—	—	—%
Oil & Gas Industry	17,152	—	—	—	—%
Other Commercial Loans	1,134,759	12,006	286	12,292	1.1%
Total Commercial Loans	1,542,750	62,059	14,909	76,968	5.0%
Residential 1-4 Family Personal	305,093	159	1,754	1,913	0.6%
Residential 1-4 Family Rentals	194,612	148	73	221	0.1%
Home Equity Loans	81,588	—	—	—	—%
Total Residential Real Estate Loans	581,293	307	1,827	2,134	0.4%
Consumer Loans	33,906	48	143	191	0.6%
Mortgage Warehouse Loans	251,810	—	—	—	—%
Credit Cards and Overdrafts	2,394	—	—	—	—%
Total Loans	$2,412,153	$62,414	$16,879	$79,293	3.3%

About the Company
Summit Financial Group, Inc. is a $3.25 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle, Southern and North Central regions of West Virginia, the Northern, Shenandoah Valley and Southwestern regions of Virginia and the central region of Kentucky, through its bank subsidiary, Summit Community Bank, Inc., which operates 43 banking locations.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q1 2021 vs Q1 2020
	For the Quarter Ended		Percent
Dollars in thousands	3/31/2021	3/31/2020	Change
Statements of Income
Interest income
Loans, including fees	$27,538	$25,235	9.1%
Securities	2,157	2,310	-6.6%
Other	67	98	-31.6%
Total interest income	29,762	27,643	7.7%
Interest expense
Deposits	2,496	5,351	-53.4%
Borrowings	1,014	849	19.4%
Total interest expense	3,510	6,200	-43.4%

Net interest income	26,252	21,443	22.4%
Provision for credit losses	1,500	5,250	n/m
Net interest income after provision for credit losses	24,752	16,193	52.9%

Noninterest income
Trust and wealth management fees	638	665	-4.1%
Mortgage origination revenue	998	214	366.4%
Service charges on deposit accounts	1,100	1,263	-12.9%
Bank card revenue	1,341	933	43.7%
Realized securities gains	476	1,038	-54.1%
Bank owned life insurance and annuity income	298	264	12.9%
Other income	123	125	-1.6%
Total noninterest income	4,974	4,502	10.5%
Noninterest expense
Salaries and employee benefits	9,004	7,672	17.4%
Net occupancy expense	1,174	883	33.0%
Equipment expense	1,581	1,429	10.6%
Professional fees	338	387	-12.7%
Advertising and public relations	90	152	-40.8%
Amortization of intangibles	405	429	-5.6%
FDIC premiums	277	165	67.9%
Bank card expense	573	503	13.9%
Foreclosed properties expense, net	227	966	-76.5%
Merger-related expenses	440	788	-44.2%
Other expenses	2,324	1,625	43.0%
Total noninterest expense	16,433	14,999	9.6%
Income before income taxes	13,293	5,696	133.4%
Income tax expense	2,933	1,190	146.5%
Net income	$10,360	$4,506	129.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q1 2021 vs Q1 2020

	For the Quarter Ended		Percent
	3/31/2021	3/31/2020	Change
Per Share Data
Earnings per common share
Basic	$0.80	$0.35	128.6%
Diluted	$0.80	$0.35	128.6%

Cash dividends	$0.17	$0.17	—%
Dividend payout ratio	20.6%	49.1%	-58.0%

Average common shares outstanding
Basic	12,942,099	12,975,429	-0.3%
Diluted	13,002,062	13,028,409	-0.2%

Common shares outstanding at period end	12,950,714	12,920,244	0.2%

Performance Ratios
Return on average equity	14.51%	6.92%	109.7%
Return on average tangible equity	18.49%	8.55%	116.3%
Return on average assets	1.31%	0.73%	79.5%
Net interest margin (A)	3.65%	3.76%	-2.9%
Efficiency ratio (B)	49.79%	51.41%	-3.2%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Statements of Income
Interest income
Loans, including fees	$27,538	$27,897	$26,807	$25,624	$25,235
Securities	2,157	2,228	2,382	2,253	2,310
Other	67	51	57	60	98
Total interest income	29,762	30,176	29,246	27,937	27,643
Interest expense
Deposits	2,496	2,956	3,552	4,186	5,351
Borrowings	1,014	1,014	928	685	849
Total interest expense	3,510	3,970	4,480	4,871	6,200

Net interest income	26,252	26,206	24,766	23,066	21,443
Provision for credit losses	1,500	3,000	3,250	3,000	5,250
Net interest income after provision for credit losses	24,752	23,206	21,516	20,066	16,193

Noninterest income
Trust and wealth management fees	638	626	622	582	665
Mortgage origination revenue	998	1,163	780	641	214
Service charges on deposit accounts	1,100	1,305	1,138	882	1,263
Bank card revenue	1,341	1,237	1,237	1,087	933
Realized securities gains	476	912	1,522	—	1,038
Bank owned life insurance and annuity income	298	233	795	275	264
Other income	123	301	113	131	125
Total noninterest income	4,974	5,777	6,207	3,598	4,502
Noninterest expense
Salaries and employee benefits	9,004	8,501	8,108	7,930	7,672
Net occupancy expense	1,174	1,046	1,057	977	883
Equipment expense	1,581	1,502	1,474	1,360	1,429
Professional fees	338	370	364	417	387
Advertising and public relations	90	207	145	93	152
Amortization of intangibles	405	409	412	410	429
FDIC premiums	277	261	320	110	165
Bank card expense	573	573	589	560	503
Foreclosed properties expense, net	227	676	607	240	966
Merger-related expenses	440	218	28	637	788
Other expenses	2,324	2,843	2,405	2,463	1,625
Total noninterest expense	16,433	16,606	15,509	15,197	14,999
Income before income taxes	13,293	12,377	12,214	8,467	5,696
Income tax expense	2,933	2,126	2,594	1,518	1,190
Net income	$10,360	$10,251	$9,620	$6,949	$4,506

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Per Share Data
Earnings per common share
Basic	$0.80	$0.79	$0.74	$0.54	$0.35
Diluted	$0.80	$0.79	$0.74	$0.54	$0.35

Cash dividends	$0.17	$0.17	$0.17	$0.17	$0.17
Dividend payout ratio	20.6%	21.5%	22.9%	31.7%	49.1%

Average common shares outstanding
Basic	12,942,099	12,932,768	12,922,158	12,911,979	12,975,429
Diluted	13,002,062	12,980,041	12,949,584	12,943,804	13,028,409

Common shares outstanding at period end	12,950,714	12,942,004	12,932,415	12,922,045	12,920,244

Performance Ratios
Return on average equity	14.51%	14.90%	14.38%	10.75%	6.92%
Return on average tangible equity	18.49%	18.70%	18.12%	13.57%	8.55%
Return on average assets	1.31%	1.37%	1.31%	1.02%	0.73%
Net interest margin (A)	3.65%	3.76%	3.64%	3.68%	3.76%
Efficiency ratio (B)	49.79%	49.38%	48.95%	51.97%	51.41%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Assets
Cash and due from banks	$20,732	$19,522	$16,257	$16,572	$18,633
Interest bearing deposits other banks	155,865	80,265	92,729	26,218	22,821
Securities available for sale	311,384	286,127	297,989	322,539	305,045
Securities held to maturity	99,457	99,914	91,600	80,497	—
Loans, net	2,418,029	2,379,907	2,222,450	2,192,541	1,982,661
Property held for sale	13,918	15,588	17,831	17,954	18,287
Premises and equipment, net	53,289	52,537	52,880	51,847	47,078
Goodwill and other intangible assets	54,239	55,123	48,101	48,513	34,132
Cash surrender value of life insurance policies and annuities	59,740	59,438	57,029	55,315	46,497
Other assets	61,482	57,963	49,996	49,355	38,168
Total assets	$3,248,135	$3,106,384	$2,946,862	$2,861,351	$2,513,322

Liabilities and Shareholders' Equity
Deposits	$2,725,010	$2,595,651	$2,451,891	$2,451,769	$2,044,914
Short-term borrowings	140,145	140,146	140,145	90,945	161,745
Long-term borrowings and subordinated debentures	49,681	49,652	50,292	20,297	20,301
Other liabilities	39,854	39,355	32,571	34,909	30,337
Shareholders' equity	293,445	281,580	271,963	263,431	256,025
Total liabilities and shareholders' equity	$3,248,135	$3,106,384	$2,946,862	$2,861,351	$2,513,322

Book value per common share	$22.66	$21.76	$21.03	$20.39	$19.82
Tangible book value per common share	$18.47	$17.50	$17.31	$16.63	$17.17
Tangible common equity to tangible assets	7.5%	7.4%	7.7%	7.6%	9.0%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.3%	9.3%	9.9%	9.7%	10.8%
Tier 1 Risk-based Capital	10.1%	10.0%	10.7%	10.5%	11.7%
Total Risk Based Capital	12.1%	12.1%	12.9%	11.3%	12.5%
Tier 1 Leverage	8.5%	8.6%	8.7%	9.0%	10.2%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.1%	11.1%	11.8%	10.5%	11.7%
Tier 1 Risk-based Capital	11.1%	11.1%	11.8%	10.5%	11.7%
Total Risk Based Capital	12.0%	12.0%	12.7%	11.4%	12.5%
Tier 1 Leverage	9.3%	9.5%	9.6%	9.0%	10.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Commercial	$358,971	$296,832	$338,685	$311,755	$224,659
Mortgage warehouse lines	168,582	251,815	243,730	252,472	166,826
Commercial real estate
Owner occupied	358,200	351,859	312,502	336,143	331,486
Non-owner occupied	735,594	685,563	618,624	593,168	580,619
Construction and development
Land and development	106,312	107,342	97,343	92,706	92,332
Construction	126,011	91,100	66,878	48,115	43,121
Residential real estate
Conventional	411,103	425,520	368,008	371,225	378,540
Jumbo	65,851	74,185	73,836	76,360	64,944
Home equity	77,684	81,588	82,991	88,929	75,170
Consumer	34,083	35,269	35,905	35,781	36,611
Other	9,680	11,080	13,302	13,053	12,961
Total loans, net of unearned fees	2,452,071	2,412,153	2,251,804	2,219,707	2,007,269
Less allowance for credit losses	34,042	32,246	29,354	27,166	24,608
Loans, net	$2,418,029	$2,379,907	$2,222,450	$2,192,541	$1,982,661

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Core deposits
Non interest bearing checking	$505,264	$440,819	$420,070	$443,190	$337,446
Interest bearing checking	988,204	934,185	867,442	830,258	648,214
Savings	656,514	621,168	598,564	561,029	457,010
Time deposits	456,431	460,443	414,542	422,286	384,062
Total core deposits	2,606,413	2,456,615	2,300,618	2,256,763	1,826,732

Brokered deposits	39,125	55,454	64,120	90,279	111,156
Other non-core time deposits	79,472	83,582	87,153	104,727	107,026
Total deposits	$2,725,010	$2,595,651	$2,451,891	$2,451,769	$2,044,914

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Gross loan charge-offs	$354	$434	$1,259	$218	$698
Gross loan recoveries	(165)	(195)	(245)	(269)	(197)
Net loan charge-offs/(recoveries)	$189	$239	$1,014	$(51)	$501

Net loan charge-offs to average loans (annualized)	0.03%	0.04%	0.18%	-0.01%	0.10%

Allowance for loan credit losses	$34,042	$32,246	$29,354	$27,166	$24,608
Allowance for loan credit losses as a percentage of period end loans	1.39%	1.34%	1.30%	1.22%	1.23%
Allowance for credit losses on unfunded loan commitments	$3,705	$4,190	$3.525	$3,477	$2,984

Nonperforming assets:
Nonperforming loans
Commercial	$848	$525	$553	$754	$560
Commercial real estate	17,137	14,237	4,313	5,822	5,644
Residential construction and development	626	235	2	14	11
Residential real estate	6,667	5,264	5,104	5,873	4,343
Consumer	54	74	31	29	65
Other	—	—	—	35	100
Total nonperforming loans	25,332	20,335	10,003	12,527	10,723
Foreclosed properties
Commercial real estate	2,281	2,581	2,500	1,774	1,866
Commercial construction and development	3,884	4,154	4,154	4,511	4,511
Residential construction and development	7,129	7,791	10,330	10,645	10,774
Residential real estate	624	1,062	847	1,024	1,136
Total foreclosed properties	13,918	15,588	17,831	17,954	18,287
Other repossessed assets	—	—	—	—	49
Total nonperforming assets	$39,250	$35,923	$27,834	$30,481	$29,059

Nonperforming loans to period end loans	1.03%	0.84%	0.44%	0.56%	0.53%
Nonperforming assets to period end assets	1.21%	1.16%	0.94%	1.07%	1.16%

Troubled debt restructurings
Performing	$20,462	$21,375	$22,232	$22,117	$22,966
Nonperforming	3,828	3,127	2,988	3,003	2,831
Total troubled debt restructurings	$24,290	$24,502	$25,220	$25,120	$25,797

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Commercial	$335	$1	$147	$196	$160
Commercial real estate	508	274	1,740	1,231	2,106
Construction and development	330	47	422	8	53
Residential real estate	2,146	4,405	4,464	2,763	5,178
Consumer	96	233	160	164	222
Other	3	5	2	3	7
Total	$3,418	$4,965	$6,935	$4,365	$7,726

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2021 vs Q4 2020 vs Q1 2020 (unaudited)
	Q1 2021			Q4 2020			Q1 2020
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,355,705	$27,419	4.72%	$2,292,797	$27,774	4.82%	$1,935,473	$25,089	5.21%
Tax-exempt (2)	12,679	151	4.83%	13,062	156	4.75%	14,873	185	5.00%
Securities
Taxable	266,289	1,295	1.97%	258,594	1,341	2.06%	258,889	1,757	2.73%
Tax-exempt (2)	144,880	1,091	3.05%	147,979	1,122	3.02%	70,239	699	4.00%
Interest bearing deposits other banks and Federal funds sold	166,531	67	0.16%	87,151	51	0.23%	35,648	98	1.11%
Total interest earning assets	2,946,084	30,023	4.13%	2,799,583	30,444	4.33%	2,315,122	27,828	4.83%

Noninterest earning assets
Cash & due from banks	17,961			16,846			14,422
Premises & equipment	53,317			52,688			46,151
Other assets	167,343			157,436			120,846
Allowance for credit losses	(32,706)			(30,778)			(20,452)
Total assets	$3,151,999			$2,995,775			$2,476,089

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$960,190	$394	0.17%	$895,325	$357	0.16%	$643,955	$1,081	0.68%
Savings deposits	642,241	645	0.41%	607,481	716	0.47%	449,021	1,337	1.20%
Time deposits	583,723	1,457	1.01%	566,917	1,883	1.32%	615,102	2,933	1.92%
Short-term borrowings	140,146	469	1.36%	140,243	467	1.32%	119,607	630	2.12%
Long-term borrowings and subordinated debentures	49,664	545	4.45%	49,637	547	4.38%	20,304	219	4.34%
Total interest bearing liabilities	2,375,964	3,510	0.60%	2,259,603	3,970	0.70%	1,847,989	6,200	1.35%

Noninterest bearing liabilities
Demand deposits	451,957			426,441			339,340
Other liabilities	38,393			34,558			28,400
Total liabilities	2,866,314			2,720,602			2,215,729

Shareholders' equity - common	285,685			275,173			260,360
Total liabilities and shareholders' equity	$3,151,999			$2,995,775			$2,476,089

NET INTEREST EARNINGS		$26,513			$26,474			$21,628

NET INTEREST MARGIN			3.65%			3.76%			3.76%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $260,000, $268,000 and $185,000 for Q1 2021, Q4 2020 and Q1 2020, respectively.